Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
neal.goldner@mvwc.com
Erica Ettori
Global Communications
Marriott Vacations Worldwide Corporation
407.513.6606
erica.ettori@mvwc.com
Marriott Vacations Worldwide Reports Contract Sales for Fourth Quarter 2021
Company Announces Fourth Quarter Earnings Release and Conference Call
ORLANDO, Fla. - January 24, 2022 - Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW”) is reporting contract sales for fourth quarter 2021 in conjunction with its participation at the Jefferies Virtual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit today.
Fourth Quarter Update
In its Vacation Ownership business, the Company continued to experience strong occupancies at most of its resorts during the fourth quarter of 2021 and volume per guest (“VPG”) remained well above pre-pandemic levels. As a result, the Company delivered contract sales of $406 million for the fourth quarter of 2021.
“We ended the year strong, with contract sales above the high-end of our previous guidance range,” said Stephen P. Weisz, chief executive officer. “While we have seen a modest impact in January related to Omicron, forward looking trends remain strong, illustrating the resiliency of our leisure-focused business model.”
Fourth Quarter 2021 Financial Results Conference Call
The Company expects to report results for the fourth quarter 2021 after the market closes on Wednesday, February 23, 2022. A conference call is scheduled to follow at 8:30 a.m. ET on Thursday, February 24, 2022 to discuss the company's results.
Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company's website at ir.mvwc.com.
An audio replay of the conference call will be available at ir.mvwc.com from 10:00 a.m. on February 24 until 10:00 p.m. on March 24, 2022. To access the replay, dial (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13726043.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has nearly 120 resorts and approximately 700,000 Owners and Members in a diverse

Marriott Vacations Worldwide Completes Second Securitization of Vacation Ownership Loans / 2
portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of 3,200 resorts in over 90 nations, as well as provision of management services to more than 150 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release contains “forward looking statements” within the meaning of the federal securities laws, including statements about forward looking trends, which are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the ongoing COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the effectiveness of available vaccines against variants of the virus, including the Delta and Omicron variants; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed or implied herein. These statements are made as of date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.